UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2006

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in charter)

Maryland	000-51174	74-3113410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 University Ave., Suite 700, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2006, Hercules Technology Growth Capital, Inc. (the “Company”) announced that Robert P. Badavas has been elected to the Company’s board of directors. Mr. Badavas will become chairman of the audit committee and a member of the compensation committee of the board.

Mr. Badavas has more than 30 years of executive level finance and management experience. He is the president and chief executive officer of TAC Worldwide, an information technology and engineering staffing solutions company, and serves on the board of directors of RSA Security Corporation as chairman of the audit committee. Mr. Badavas also serves as the chairman of the board of directors for the Learning Center for Deaf Children in Framingham. He began his career in Boston at Price Waterhouse and is a CPA. Mr. Badavas received his Bachelor of Science degree, with high honors, in Accounting and Finance from Bentley College.

A press release announcing these events is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated March 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ SCOTT H. HARVEY
	Name:	Scott H. Harvey
	Title:	Chief Legal Officer

Date: March 21, 2006

Exhibit Index

Exhibit No.	Description of Exhibits
99.1	Press Release dated March 21, 2006.